UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
May 14, 2015
Date of Report (Date of earliest event reported)

SOLARWINDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34358	73-1559348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7171 Southwest Parkway
Building 400
Austin, Texas 78735
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (512) 682-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SolarWinds, Inc. 2015 Performance Incentive Plan

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of SolarWinds, Inc. (the “Company”) was held on May 14, 2015. At the Annual Meeting, the Company’s stockholders approved the SolarWinds, Inc. 2015 Performance Incentive Plan (the “Plan”). The Plan was adopted by the Board of Directors of the Company (the “Board”) on March 30, 2015, subject to stockholder approval.

The purpose of the Plan is to promote the success of the Company and the interests of the Company’s stockholders by providing an additional means for the Company to attract, motivate, retain and reward selected employees, directors, officers and other eligible persons through the grant of awards. Equity-based awards are also intended to further align the interests of award recipients and the Company’s stockholders.

The Plan provides that the maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the Plan equals the sum of: (1) 5,500,000 shares, plus (2) the number of any shares subject to stock options granted under the Company’s 2008 Equity Incentive Plan (the “2008 Plan”) and outstanding on December 31, 2014, which expire, or for any reason are cancelled or terminated, after December 31, 2014 without being exercised, plus (3) the number of any shares subject to restricted stock and restricted stock unit awards granted under the 2008 Plan that are outstanding and unvested on December 31, 2014 that are forfeited, terminated, cancelled, or otherwise reacquired by the Company without having become vested. There were a total of 4,768,885 shares subject to outstanding stock options, restricted stock and restricted stock unit awards granted under the 2008 Plan as of December 31, 2014 that may potentially become available under the Plan. Our Board has delegated general administrative authority for the 2015 Plan to the Compensation Committee (the “Administrator”).

Under the Plan, the Administrator continues to be able to grant stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as cash bonus awards, to officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. In addition, the Administrator may grant awards that are intended to be qualified performance-based awards within the meaning of Section 162(m) of the Internal Revenue Code (“Performance-Based Awards”). Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities. The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the achievement of performance goals established by the Administrator for purposes of the award.

A more detailed summary of the material terms and conditions of the Plan is set forth under the heading “Proposal Four: SolarWinds, Inc. 2015 Performance Incentive Plan” in the Company’s Proxy Statement filed with the SEC on April 3, 2015, which is incorporated herein by reference. The foregoing description of the Plan and the summary of the Plan included in the Company’s Proxy Statement are not complete and are qualified in their entirety by reference to the full text of the Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on May 14, 2015. The matters voted upon at the Annual Meeting and the final results of those votes were as follows:

Proposal One: Election of Class III Directors

Board Nominee	For	Against	Abstain	Broker Non-Votes
Ellen F. Siminoff	61,228,755	761,053	35,739	2,203,845
Lloyd G. Waterhouse	60,677,745	1,311,868	35,934	2,203,845

Proposal Two: Ratification of PricewaterhouseCoopers LLP as 2015 independent public accounting firm

For	Against	Abstain	Broker Non-Votes
63,960,738	237,488	31,166	—

Proposal Three: Approval, on a non-binding basis, of the compensation of the named executive officers

For	Against	Abstain	Broker Non-Votes
40,586,587	20,590,668	848,292	2,203,845

Proposal Four: Approval of the SolarWinds, Inc. 2015 Performance Incentive Plan

For	Against	Abstain	Broker Non-Votes
43,885,320	18,035,819	104,408	2,203,845

Proposal Five: Approval of adjournment or postponement of the annual meeting (if necessary)

For	Against	Abstain	Broker Non-Votes
42,972,680	21,225,115	31,597	—

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	SolarWinds, Inc. 2015 Performance Incentive Plan*

* Indicates a management contract or compensatory plan or arrangement in which any director or named executive officer participates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARWINDS, INC.

Dated:	May 19, 2015	By:	/s/ KEVIN B. THOMPSON

Kevin B. Thompson
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	SolarWinds, Inc. 2015 Performance Incentive Plan*

* Indicates a management contract or compensatory plan or arrangement in which any director or named executive officer participates.